AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, dated as of July 8, 2014 (“Amendment No. 2”), to the Participation Agreement, dated as of October 1, 2013 (“Agreement”), by and among AXA Premier VIP Trust (“Trust”), MONY Life Insurance Company and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.

Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager International Equity Portfolio, Multimanager Large Cap Core Equity Portfolio, Multimanager Large Cap Value Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio, and Multimanager Technology Portfolio.

2.

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		MONY LIFE INSURANCE COMPANY, ON BEHALF OF ITS SEPARATE ACCOUNTS

By: /s/ Steven M. Joenk
Name:	Steven M. Joenk	By: /s/ Wayne E. Stuenkel
Title:	Chairman, Chief Executive Officer, and	Name:	Wayne E. Stuenkel
	President	Title:	President and Chief Actuary

AXA DISTRIBUTORS, LLC

By: /s/ Nicholas B. Lane
Name:	Nicholas B. Lane
Title:	Chairman, President and
Chief Executive Officer

SCHEDULE B

AMENDMENT NO. 2

PARTICIPATION AGREEMENT

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Fixed Income Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Equity Portfolio

CharterSM International Conservative Portfolio

CharterSM International Moderate Portfolio

CharterSM International Growth Portfolio

CharterSM Income Strategies Portfolio

CharterSM Interest Rate Strategies Portfolio

CharterSM Real Assets Portfolio

CharterSM Alternative 100 Conservative Plus Portfolio

CharterSM Alternative 100 Moderate Portfolio

CharterSM Alternative 100 Growth Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio